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Furmanite Corporation

(Name of Registrant as Specified In Its Charter)

Mustang Capital Management, LLC

Jeffery G. Davis

David E. Fanta

Peter O. Haeg

John K. H. Linnartz

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April 2015 Unlocking Value at Furmanite: Why Swift Change in the Boardroom is Needed Supplement A: Discussion of Operations Philosophy, Strategy and the Detailed Business Plan Presented by the Nominated Directors Mustang Capital Management, LLC

1 MUSTANG CAPITAL MANAGEMENT LLC ("MUSTANG CAPITAL"), JEFFERY G . DAVIS, DAVID E . FANTA, PETER O . HAEG AND JOHN K . H . LINNARTZ (COLLECTIVELY, THE "NOMINEES" AND TOGETHER WITH MUSTANG CAPITAL, THE "PARTICIPANTS") FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON MARCH 23 , 2015 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF FURMANITE CORPORATION (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION") . ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS . THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING WHITE PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP : //WWW . SEC . GOV/ . IN ADDITION, MORROW & CO . , LLC, MUSTANG CAPITAL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (203) - 658 - 9400 OR TOLL - FREE AT (800) - 662 - 5200 . Mustang Capital Management, LLC Disclaimer

2 Agenda Mustang Capital Management, LLC ▪ Overview of the “100 Day Plan” ▪ Transition Plan for Change in Control ▪ Mitigating Risks, Including Management Continuity ▪ Operating Philosophy and Experience of Nominated Directors ▪ Detailed Business Plan ▪ Conclusion

3 Reiterating: The Fix for Furmanite is… Mustang Capital Management, LLC ▪ A fresh, new Board composed of Directors that have: o Deep, relevant market experience o Extensive industry ties o A track record of success, like our nominees ▪ Our nominees possess these qualities, and will bring to Furmanite: o A fresh perspective o A winning culture o A focus on increasing Stockholder value Furmanite is a great brand name, and with the right corporate governance environment, the Company can prosper

4 As Stated in Primary Deck, Our Plan to Maximize Value Includes… Mustang Capital Management, LLC ▪ Immediately initiate a 100 - day evaluation process to develop an operating plan with well defined objectives, clear milestones, and accountability ▪ Evaluate existing strategy to develop a focused approach to increasing earnings at a double - digit rate by capitalizing on the business’ inherent operating leverage ▪ Ensuring safety commitment and empowerment throughout the organization ▪ Aligning the organization with the documented strategic and operating plan ▪ Establishing performance metrics that drive management accountability and results ▪ Implementing compensation and recognition systems to motivate successful, sustainable bottom - line performance ▪ Aligning customer, employee, and Stockholder focus

5 100 Days Is the Beginning…Defining the Road Ahead Mustang Capital Management, LLC ▪ The 100 - day process is simply the beginning of the comprehensive plan to enhance the urgency of the Company’s management to respond to our call for performance on par with Team ▪ Evaluation and study will encompass most of this initial 100 - day period ▪ It is reasonable to test assumptions and challenge the status quo of processes and policies, some of which were created as part of the Orange Way improvement plan some five years ago, but in our view have yet to generate adequate positive results ▪ Solid and lasting changes, through strategic initiatives, will take time to prioritize and fully implement ▪ H owever, Stockholders have been extraordinarily patient under the current leadership and the cycle for a profitability enhancement must be shortened ▪ The intermediate goal is building a culture that reflects valid Stockholder expectations, values success and positive results through accountability, and creates a proactive well - substantiated growth plan ▪ Long - term projections must be reasonable and credible

6 Agenda Mustang Capital Management, LLC ▪ Overview of the “100 Day Plan” ▪ Transition Plan for Change in Control ▪ Mitigating Risks, Including Management Continuity ▪ Operating Philosophy and Experience of Nominated Directors ▪ Detailed Business Plan ▪ Conclusion

7 Transition Risks are Anticipated and Incorporated into the Plan… Mustang Capital Management, LLC ▪ Our experienced Director nominees are well - positioned to efficiently transition into governance and leadership roles ▪ A decisive change in Board membership presents clear opportunity for FRM Stockholders ▪ All transitions present some risk, but we are prepared to anticipate and mitigate risks ▪ Based on industry feedback – including ex - employees and managers of Furmanite – the Company culture would improve with a renewed sense of direction and vision from senior leadership ▪ This is the most common complaint we have heard from past employees and industry representatives knowledgeable about the culture at Furmanite ▪ Simplifying the vision and clarifying organizational roles and responsibilities are fundamental to driving necessary change ▪ The creation of an Operating Committee of the Board will provide “at the ready” active leadership, replacing a group, with limited relevant experience, that we believe has been laissez - fare

8 Agenda Mustang Capital Management, LLC ▪ Overview of the “100 Day Plan” ▪ Transition Plan for Change in Control ▪ Mitigating Risks, Including Management Continuity ▪ Operating Philosophy and Experience of Nominated Directors ▪ Detailed Business Plan ▪ Conclusion

9 Mitigation of Potential Management Transition/Departure is Underway Mustang Capital Management, LLC ▪ We have concluded that the lack of proper oversight and governance provided by the current Board has led to a culture not adequately focused on profitability ▪ W ith the proper accountability and leadership, the current senior executive team may be viable and prepared to execute the improvement plan ▪ Our group believes that the current CEO and other key executives have been provided significant incentive to depart the firm under a change in control , with limited commitment ▪ W hile our group will not assume that outcome, we will anticipate it in our Plan ▪ We are hopeful that senior management will embrace the credible industry support and conduct themselves in a professional manner during this process ▪ Our Director nominees possess extensive executive experience , and maintain robust connections to relevant consultants and experienced industry executives that are available for interim or long - term assignments ▪ W e remain confident that even a sudden change in senior management will minimally impact the business operations ▪ For planning purposes, those consultants and industry executives have already been contacted regarding their availability for an assignment ▪ T hey are interested and available on short notice

10 Agenda Mustang Capital Management, LLC ▪ Overview of the “100 Day Plan” ▪ Transition Plan for Change in Control ▪ Mitigating Risks, Including Management Continuity ▪ Operating Philosophy and Experience of Nominated Directors ▪ Detailed Business Plan ▪ Conclusion

11 Operating and Leadership Philosophy of Independent Director Nominees Mustang Capital Management, LLC ▪ Two Director nominees enjoyed success at the CEO level of comparable firms, where they developed individual operating philosophies with many commonalities ▪ Elements of those philosophies, which are critical to success, include: ▪ Safety and risk management must be at the core of all operating tasks ▪ Clear organizational roles and responsibilities ▪ Open and frequent communication, as well as physical and visible presence by senior executives ( important to employee and client relationships) ▪ A strong focus on cost optimization throughout the organization ▪ Measure and monitor to drive accountability and drive progress toward goals ▪ Incentive plans must align Stockholder, management, and employee goals We believe, based on demonstrated results and industry knowledge, many of these elements are missing from the current Board’s leadership approach

12 Extensive, Relevant Experience of Independent Director Nominees Mustang Capital Management, LLC ▪ Our Director nominees possess extensive experience in operations management and dynamic leadership of people ▪ Nominees have extensive international business experience ▪ Active/recent experience in all continents ▪ Acquisitions ▪ Customer development and relations ▪ Operations support, including agency relationships ▪ B uilt businesses in developing countries ▪ Change management has been a consistent theme under the nominees’ experience ▪ Acquisition integration ▪ Change in control ▪ Management development and upgrade ▪ Track record of leading growth in revenue and profitability ▪ Organically ▪ Acquisitively ▪ Internationally

13 Current Leadership’s Past Plans and Unsatisfying Results Mustang Capital Management, LLC ▪ Excessive f ocus on revenue g rowth ▪ CAGR as represented by current management disguises “same store” organic growth and the independent performance of acquired revenue ▪ Top line growth has not leveraged overheads, effectively creating a declining five year trend in Net Income and EBITDA ▪ A reasonable conclusion is that acquired revenue has provided limited contribution margin, and may result in poor return on capital deployed ▪ “Transformational change” associated with the Orange Way/Code is slow to show results ▪ The programs are nearly five years in the making; most Stockholders view this time period as an entire investment cycle ▪ The programs have been modified without meaningful discussion of ROI to date ▪ Management’s i nability to meet Earnings Guidance; halting the guidance process ▪ Continued “misses” on results vs. guidance have been only reasonably explained, and not improved ▪ Credibility is in question given the recent cessation of guidance ▪ Stockholder communications discuss general themes, without tangible, measurable action plans ▪ Lacking specific metrics that compare to peer performance ▪ Missing reasonable detailed analysis of past strategic decisions ▪ Declining profit margin is consistent and not well explained

14 Agenda Mustang Capital Management, LLC ▪ Overview of the “100 Day Plan” ▪ Transition Plan for Change in Control ▪ Mitigating Risks, Including Management Continuity ▪ Operating Philosophy and Experience of Nominated Directors ▪ Detailed Business Plan ▪ Conclusion

15 The Time is Now: 100 Day Plan and Swift Move to Implementation Mustang Capital Management, LLC ▪ Phase 1: Transition the Board ▪ Phase 2: Validate Assumptions and Evaluate Internal Programs ▪ Phase 3: Implement Operational and Strategy Shifts

16 The Time is Now: 100 Day Plan and Swift Move to Implementation Mustang Capital Management, LLC ▪ Day 1: ▪ New Board of Directors is elected ▪ New Chairman Appointed ▪ A ppoint Directors to new committee roles ▪ Establish Operations Committee to liaison with management ▪ Days 2 - 7: ▪ Meet with Company senior executives to discuss philosophy and 100 - Day Plan ▪ Communicate Plan with employees and customers (as needed) ▪ Commence Stockholder relations program ▪ First 30 Days: ▪ Operations Committee meets with key members of management ▪ Meet with auditors ▪ Meet with lenders ▪ Commence category specific evaluations: ▪ Establish general operations philosophy/practices ▪ Financial ▪ Operations Management and Human Capital ▪ Sales, Marketing and Pricing Strategy ▪ Corporate Governance

17 Days 30 - 100: General Operations Initiatives Mustang Capital Management, LLC ▪ Risk Management ▪ Assess safety/risk performance of every major region and business unit ▪ Key Metrics to Drive Accountability ▪ Determine what is in place to monitor/manage/measure results and success ▪ Action plans to improve responsibility/accountability, monitor feedback ▪ Measure results (report to the organization and recalibrate as necessary ) ▪ Focus on effective/efficient execution throughout the organization ▪ Financial/operations group to develop basic optimization strategies ▪ Celebrate well - performing business units and provide guidance to underperforming businesses ▪ Messaging and Communications ▪ Develop routine and meaningful communication process with employees ▪ Get senior leadership out of the office and in front of our people and clients; road show ▪ Prioritize customer and employee relationships ▪ Remain outward facing vs. inward looking, despite internal evaluation process

18 Days 30 - 100: Finance and Accounting Analysis and Initiatives Mustang Capital Management, LLC ▪ Review 2014 audit report with management ▪ Evaluate current revenue and cost forecasting models; develop/enhance as needed ▪ Resume earnings guidance as soon as practicable, refine EPS goal for 2016 ▪ Complete a thorough analysis of cost structure ▪ Analyze non - performing businesses / service lines / geographies / markets ▪ Assess each geographic region and major business line at the operation level, w/o overhead & allocations ▪ Develop action plans to improve or rationalize ▪ Determine value - added support needed for performing businesses to continue positive results and achieve profitable growth ▪ Assess capital efficiency and prioritize improvement methods (ROIC metric) ▪ Identify opportunities to optimize balance sheet ▪ Receivables / DSO / invoicing cycle / credit memo process ▪ DPO and procurement strategies ▪ Asset utilization and recent movement of assets ▪ Gross Margin ▪ Identify top 2 - 3 key cost drivers for each business segment ▪ Key on effective personnel utilization ▪ Analyze selling and G&A expense trend as a percent of revenue vs. peers ▪ Evaluate current credit relationships and meet with lenders ▪ Procure expertise to optimize international tax liability

19 Days 30 - 100: Behavior Based and Human Capital Programs Mustang Capital Management, LLC ▪ Is the Orange Way a viable, value added program? ▪ Determine if the program is thorough , and works ▪ Examine how new initiatives dovetail into Orange Way ▪ Meet with customers to understand their perception of the value and differentiators of the Orange Way ▪ Determine if organization understands the Orange Code and the 2015 goals and objectives ▪ Meet with HR Department to asses key HR criteria: employee turnover, key hires, key departures, compensation programs ▪ Hire 3rd party to conduct employee surveys ▪ Analyze results to assess culture and effectiveness of HR programs ▪ Interview key top and middle level managers to determine perspective on valuable programs vs. improvement areas ▪ Evaluate existing management succession plans ▪ Use available benchmarks to assess if organization is properly staffed and resourced ▪ Develop overhead optimization program, over long term ▪ Examine existing incentive plans and related performance metrics and alignment with Stockholder goals ▪ Evaluate existing organization structure ▪ Focus on providing proper corporate leadership impact / guidance at the regional level

20 Days 30 - 100: Sales, Marketing and Pricing Programs Mustang Capital Management, LLC ▪ Review commercial agreements of major clients (Top 20 - 40) ▪ Assess opportunities for revenue optimization (contract compliance) ▪ Assess pricing/ quote/proposal models and authority matrix ▪ Evaluate internal (transfer, intercompany) pricing strategy & model ▪ How are assets moved to / shared with areas of greatest need/return? ▪ Proposal generation process – how is risk vs. reward reviewed? ▪ Contract review and approval – does the process materially study risk? ▪ Evaluate sales strategy and organization ▪ Field and Regional sales (alignment with operations?) ▪ Strategic account and business development ▪ CRM programs – examine effectiveness and viability ▪ Thorough review of top 50 customer revenue history ▪ New service lines added ▪ Examine/develop service opportunity/intensity matrix by client ▪ Review account plans for each site - assign responsibility and accountability ▪ Monitor and report feedback and adjust course as needed ▪ Assess market share by region, industry, services line ▪ Evaluate sales commission and incentive plans for effectiveness ▪ Perform a thorough analysis of our core competencies ▪ Validate perceptions of the Furmanite brand ▪ Where does FRM excel and add value? Where is FRM deficient? ▪ Implement 3rd party survey of major clients to assess value of our brand and service offering ▪ Areas to improve service quality ▪ Opportunities to provide additional services

21 Days 30 - 100: Strategic and Corporate Governance initiatives Mustang Capital Management, LLC ▪ Strategic ▪ Evaluate level of integration and value creation of each acquisition last 2 years ▪ Determine internal and external perception of the new brand for the consulting services business ▪ Evaluate opportunities for profitable growth and synergies in acquired businesses ▪ Corporate Governance ▪ Review prior board reports and meeting minutes ▪ Schedule board meetings for the following year, along with agendas and expectations of management ▪ Evaluate litigation and insurance risks and identify positions responsible for managing these risks

22 Beyond Day 100… Mustang Capital Management, LLC ▪ Day 100 will mark the initial period of validation, evaluation and action ▪ P rioritization and implementation of key initiatives will occur near that milestone ▪ This period of “down and in” review will shift to an “ up and out” perspective, which will work to strengthen customer relationships and build upon the long - standing value of the Furmanite brand ▪ With a new culture of accountability in place, business unit performance evaluations will be objective ▪ Consideration of acquisitions and divestitures will resume with Board review by early 2016

23 Agenda Mustang Capital Management, LLC ▪ Overview of the “100 Day Plan” ▪ Transition Plan for Change in Control ▪ Mitigating Risks, Including Management Continuity ▪ Operating Philosophy and Experience of Nominated Directors ▪ Detailed Business Plan ▪ Conclusion

24 Our Group’s Actions Will Generate Value For All Stockholders Mustang Capital Management, LLC ▪ Our transparent activities are being conducted in the sprit of improving FRM operations and ensuring a true corporate governance model and a robust leadership team, with properly incentivized management ▪ Mustang Capital Management has borne significant expense to date in pursuing this option, for the benefit of all Stockholders ▪ The outcome of these actions will bring the proper independence in governance , promote FRM’s programs and performance to “best in class,” and align Stockholder, Board and management interests ▪ Benefits of achieving our stated goals include optimized leverage of invested capital (including working capital and hard assets), attractive position in the debt markets, and creating options for near - term Stockholder returns

25 Conclusion Mustang Capital Management, LLC ▪ Our nominees will create an independent Board with strong, practical experience in FRM’s markets and valuable relationships with clients, prospective talent and capital markets ▪ The slate of nominees will work with existing management to align philosophies and interest, maximize value from existing high - level programs and act swiftly to move the culture towards performance and accountability ▪ Recognizing that Stockholders are weary of unfulfilled promises and unmet guidance, specific goals and metrics will be used to communicate progress and results to Stockholders ▪ Our group’s plan is comprehensive and credible: ▪ Board transition will be swift, thorough, and efficient ▪ Communications with executive management will be immediate and open, guided by an Operating Committee ▪ Any risk of management departures will be mitigated with access to experienced industry executives, immediately available ▪ Results from the detailed business plan are measurable and impactful